Letter to Shareholders Q1 2021

Q1 2021 LETTER TO SHAREHOLDERS Q1 Financial & Operational Results ● Tripled revenue and units in Q1, driven by growth in our core markets ● Grew revenue to $106M, up 254% year-over-year ● Sold 4,452 retail vehicles, up 213% year-over-year ● Achieved a GPU of $1,655 and Adjusted GPU1 of $1,690 ● Sourced 87% of our retail units from customers and partners, and grew sellable inventory 93% from beginning of Q1 to beginning of Q2 ● Saw continued growth from our brand awareness campaign Highlights 2 TOTAL REVENUE $ IN MILLIONS $51 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 E2Q20 $43 $46 $27 $30 $32 $60 $73 $106 $120-$130 RETAIL UNITS SOLD 2,490 2,176 2,181 1,416 1,421 1,822 2,946 3,308 4,452 Q2 & FY 2021 Guidance1 Q2 Revenue: $120 - 130M Q2 Adjusted GPU: $2,000 - 2,200 Q2 EBITDA: ($28M) - ($31M) FY Revenue & Retail Units: $480 - 520M & 21,000-23,000 units FY Adjusted GPU: >$1,800 FY EBITDA Margin: Better than (24%) 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 g u id a n ce 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile the company’s adjusted EBITDA and adjusted gross profit guidance are not available. The company believes that there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company’s adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Q1 2021 LETTER TO SHAREHOLDERS 3 Dear Shareholders, Grow our back-end offerings Build lasting brand awareness through our marketing strategy Deepen penetration in existing markets and expand into new markets We are excited to report on a fantastic quarter, which has set Shift up for an incredibly strong 2021. In Q1, with focused execution on our business plan, we drove record financial results, including revenue of $106M, up 254% year-over-year, and GPU and Adjusted GPU1 of $1,655 and $1,690, respectively, up over 3x sequentially from the fourth quarter. Both measures are above the targets we set in our last shareholder letter. We achieved this with an Adjusted EBITDA1 margin that was also better than we had previously implied in our guidance. Our previously communicated growth strategy laid out three core drivers of our growth: deepening penetration in our existing markets, enhancing our ancillary product offering and expanding our geographic footprint. This year, we are successfully delivering on each of these. We expanded our reconditioning capabilities, which has enabled us to drive both growth and higher Adjusted GPU results. Additionally, our national brand awareness campaign is helping us drive strong growth. Our very strong Q1 results and Q2 guidance outlined in this shareholder letter are evidence that our strategy is working. Digital adoption in the used car market is still in its infancy, with tremendous opportunity to capture share from offline sales. This year, we have great inventory and awesome momentum, which positions us to far exceed the revenue growth targets discussed when we became a public company last fall, while delivering growth with improved operational leverage and strong gross profit. —Strategic Priorities— Drive reconditioning efficiencies 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter.

Q1 2021 LETTER TO SHAREHOLDERS Q1 Strategic Priorities 4

Q1 2021 LETTER TO SHAREHOLDERS In the first quarter we delivered extraordinary revenue growth, more than triple last year’s level, including strong sequential growth quarter over quarter. We tripled our ecommerce unit sales, with nearly all of this growth coming from the same six West Coast core markets we had last year. Given our full spectrum inventory capabilities and our unique model of test drives delivered to the customer's home, we see a significant opportunity to further deepen our penetration and grow sales volume in existing service territories by continuing to capture more share. Our omnichannel offering has reached beyond our physical market locations, and our platform has now delivered cars in 46 states plus the District of Columbia. As we scale, we continue to invest in our technology platform to support our accelerating growth model and industry leading customer experience. Earlier this week, we announced that Austin and San Antonio, Texas have been converted to our full omnichannel offering, including test drives brought to consumers’ homes within 145 miles of each city. Additionally, last week we launched car acquisitions in the Las Vegas metropolitan region. This is our first expansion into Nevada and we are now able to purchase vehicles directly from consumers in 11 super-regions across the Western half of the United States in addition to selling cars direct to consumers across the whole of the U.S. Deepen penetration in existing markets and expand into new markets 60 mi. market radius 60 mi. acquisition radius Hubs San Francisco, Los Angeles, San Diego, Sacramento, Portland, Seattle, Austin & San Antonio Acquisition Markets Dallas, Fort Worth, Las Vegas States where we’ve delivered vehicles 5

Q1 2021 LETTER TO SHAREHOLDERS As Q1 marked the changeover from our old marketing strategy to our new marketing strategy, it also marked the high point of our 2021 advertising expense due to overlapping spend between our previous strategy and new one. We expect our total Q2 advertising spend to be substantially lower than in Q1, reducing our CAC roughly in half and we expect continued improvement in CAC through the second half of the year. Last quarter, we announced the new marketing strategy we implemented in mid- February. This strategy supports immediate and mid-term sales efforts while also building durable, non-perishable brand impressions both within these markets and beyond to benefit Shift now and for the long-term. The immediate positive results are extremely strong, as evidenced by outperformance on volume and revenue in the latter part of Q1 and our strong guidance for Q2. Given this success, we will continue our investment in consumer brand building. As we have discussed before, the full benefits of this strategy will come in the months and years ahead. c Build lasting brand awareness through our marketing strategy 6

Q1 2021 LETTER TO SHAREHOLDERS

Grow our back-end offerings

Expansion of our F&I offerings remains a core strategic priority, and our Q1 results are a testament to those efforts. This quarter, our Other GPU and Adjusted GPU[1] reached $903 and $938, respectively, representing a record period for this revenue stream and 88% and 58% year-over-year growth, respectively.

This growth was primarily driven by the investments we have made in our customer experience and product delivery, resulting in improved attach rates across products. There is still significant upside here, and we are excited by the opportunity to have F&I expand our GPU margins over time.


Other Adjusted GPU[1] PER UNIT
$379
$508
$502
$477
$592
$754
$745
$791
$938
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21



1. Adjusted GPU is a non-GAAP financial measure. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.

SHIFT
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Q1 2021 LETTER TO SHAREHOLDERS

Drive reconditioning efficiencies

In November 2020, we outlined actions to improve and expand our in-house reconditioning operations by mid-year 2021. We succeeded in accelerating that timeline significantly, achieving our goal in early Q1. As anticipated, bringing our in-house reconditioning volume back to target levels was the primary driver in our improved GPU and Adjusted GPU[1] in Q1, and that improvement will sustain going forward. Additionally, reconditioning improvements not only supported strong GPU growth, but also enabled us to increase our sellable inventory position by 93% from the beginning of Q1 to the beginning of Q2, which has allowed us to efficiently meet heightened consumer demand, even in a supply constrained market.

One of the core differentiators of our business model that allowed us to grow despite the significant lack of supply across the industry is that we source the vast majority of our cars directly and indirectly from consumers, with 87% of our retail units in Q1 coming from this channel. This model mitigates our risk related to auction and wholesale market volatility that impacts other industry players.


SELLABLE INVENTORY POSITION
2.7x growth
843
+41%
1,192
+40%
1,665
+25%
2,089
+10%
2,301
Beginning Dec 2020
Beginning Jan 2021
Beginning Feb 2021
Beginning Mar 2021
Beginning Apr 2021

1. Adjusted GPU is a non-GAAP financial measure. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.

SHIFT 8

Q1 2021 LETTER TO SHAREHOLDERS 9 Financial Overview

Q1 2021 LETTER TO SHAREHOLDERS Total Revenue grew 254% to a record $106 million in Q1. Total units sold were 5,979, up 181%. This included year-over-year ecommerce and wholesale unit sales growth of 213% and 116%, respectively. In addition to the top-line growth, we saw Ecommerce Average Selling Price increase year-over-year by 30% to $19,981. Increase in ASP was primarily a reflection of changes to our inventory mix as we increase sales of luxury vehicles. However, we remain committed to providing a full-spectrum of inventory to our customers, including lower cost Value cars, which continue to differentiate our inventory compared to other ecommerce and offline used-car branded peers. Gross Profit and Adjusted Gross Profit1 for Q1 were $7.4 million and $7.5 million or 6.9% and 7.1% of sales, respectively, as compared to $3.3 million and $3.5 million or 11.2 and 11.7% of sales, respectively in the prior year period. The decrease in gross profit and adjusted gross profit as a percentage of sales was due to the high margin of the cars procured from a one-time partnership last year and a reallocation of some non-labor overhead costs to COGS, partially offset by efficiencies in our reconditioning and acquisition operations. Gross Profit per Unit for Q1 was $1,655, up from $466 in the prior period and down from $2,353 in the prior year period. The decrease as compared to Q1 ‘20 is discussed in the previous item. Adjusted Gross Profit per Unit1 for Q1 was $1,690, up from $514 in the prior period and down from $2,464 in the prior year period. The decrease as compared to Q1 ‘20 is discussed in the previous item. SG&A including stock-based compensation was $50.2 million in the first quarter, or 47.4% of total revenue as compared to $13.4 million or 44.9% of total revenue. The increase in SG&A reflects the investments we made to support our strategic priorities, including a meaningful growth in headcount to meet consumer demand and enhancing key leadership positions. Marketing investment also increased on a year-over-year basis, primarily due to our new brand marketing initiative. Finally, expenses were up year-over-year, in part reflecting public company costs and stock based compensation of $8.2 million vs. $0.3 million in the prior year period. Net Loss was $42.8 million in the first quarter as compared to $12.3 million in the prior year period. Adjusted EBITDA1 loss was $34.4 million in the first quarter as compared to $9.7 million in the prior year period. Cash & Cash Equivalents: As of March 31, 2020, cash and cash equivalents totaled approximately $177 million. Our cash balance for the quarter declined by $56.8 million from year end. Cash Flows from Operating Activities was a use of $71.5 million in the first quarter including a $25.2 million investment in inventory. Accounts receivables increased by $12.8 million due to a timing shift in our collecting process that is expected to reverse during this fiscal year. As a result of this impact to working capital in Q1, the cash use for the quarter was higher than we expect to use in future quarters. Shares Outstanding: As of March 31, 2021, our diluted share count was approximately 84.1 million shares. 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter. Financial Results 10

Q1 2021 LETTER TO SHAREHOLDERS

Financial Outlook/Guidance

Revenue

- For the second quarter, we expect **revenue** to be in the range of $120 million to $130 million, or an increase of 270% to 301% year-over-year.

- For 2021, we expect revenue to be in the range of approximately $480 million to $520 million, a year-over-year increase of 145% to 166% and to sell 21,000 to 23,000 ecommerce units. We are raising our FY outlook from the guidance we provided in Q1, which reflects the strong customer demand we are seeing for the Shift offering.

Adjusted GPU[1]

- For the second quarter, we anticipate **Adjusted GPU[1]** will be approximately $2,000 to $2,200. Our GPU guidance reflects the upside we have seen from our in-house reconditioning improvements, as well as some impact from appreciation in the used car market.

- For 2021, we expect Adjusted GPU[1] to be greater than $1,800, representing a 33% year-over-year improvement over our 2020 full-year Adjusted GPU[1] of $1,350, and still trending on track for our targeted mid-term Adjusted GPU[1] of $2,500.

Adjusted EBITDA[1]

- We expect **Adjusted EBITDA[1]** in the range of ($28) million to ($31) million for the second quarter as we continue to invest in our growth, representing a significant sequential improvement to Q1.

- We are providing guidance for an Adjusted EBITDA margin[1] of greater than (24%) for the full year 2021, as we continue to see better operating leverage as we scale.

Our strong outlook for Q2 and guidance raise for FY 2021 reflect the growing demand for the Shift offering and our ability to execute at a high level.

Q2 2021 Guidance

Revenue	Adj. GPU[1]	Adj. EBITDA[1]
$120-130M	$2,000-$2,200	($28M)-($31M)

FY 2021 Guidance

Revenue	Adj. GPU[1]	Adj. EBITDA Margin[1]
$480-520M	$1,800+	Better than (24%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile the company's adjusted EBITDA and adjusted gross profit guidance are not available. The company believes that there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT

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Q1 2021 LETTER TO SHAREHOLDERS We are building Shift to be a leading and transformative ecommerce platform for auto sales. 12 We see an opportunity to lean into growth in 2021, setting the foundation for long-term success. We will continue to set our eyes on expanding our scale, increasing our GPU and gaining operating leverage.

Q1 2021 LETTER TO SHAREHOLDERS Closing 13 George Arison Co-founder and Co-CEO Oded Shein CFO Toby Russell Co-founder and Co-CEO We are extremely pleased with our results for the first quarter as we outperformed expectations for revenue, Adjusted GPU1 and Adjusted EBITDA1 margin due to immediate benefits from our new branding strategy and our dramatically improved reconditioning throughput. Importantly, we would like to thank our Shift team members for their continued hard work and dedication, especially in overcoming the challenges brought about by the pandemic environment, to deliver record results. Sincerely, Conference Call Information May 12, 2021 2:00 pm PT / 5:00 pm ET (833) 614-1395 or (914) 987-7116 Shift senior management will host a conference call today to discuss the Company’s Q1 2021 financial results and Q2 outlook. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through Wednesday, May 19, 2021 by dialing (855) 859-2056, or (404) 537-3406 and entering the passcode 2789261#. 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile the company’s adjusted EBITDA and adjusted gross profit guidance are not available. The company believes that there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company’s adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Q1 2021 LETTER TO SHAREHOLDERS 14 Shift Technologies, Inc. and Subsidiaries Consolidated Balance Sheets (in thousands, except share and per share amounts) (unaudited) As of March 31, 2021 As of March 31, 2020 ASSETS Current Assets: Cash and cash equivalents $ 176,985 $ 233,936 Accounts receivable, net 21,208 8,426 Inventory 74,253 49,086 Prepaid expenses and other current assets 9,607 5,478 Total Current Assets $ 282,053 $ 296,926 Property and equipment, net 3,440 2,123 Capitalized website and internal use software costs, net 7,207 6,542 Restricted cash, noncurrent 1,730 1,605 Deferred borrowing costs 1,391 2,149 Other noncurrent assets 2,331 2,748 Total Assets $ 298,152 $ 312,093 LIABILITIES AND STOCKHOLDER’S EQUITY Current Liabilities: Accounts payable $ 12,906 $ 10,675 Accrued expenses and other current liabilities 25,170 22,286 Flooring line of credit 31,343 13,870 Total Current Liabilities 69,419 46,831 Financial instruments liability 23,077 25,230 Other noncurrent liabilities 3,018 2,850 Total Liabilities $ 95,514 $ 74,911 Stockholders’ equity: Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively — — Common stock – par value $0.0001 per share; 500,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively; 84,136,987 and 83,904,182 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively 8 8 Additional paid-in capital 519,828 511,617 Accumulated deficit (317,198) (274.443) Total Stockholders’ equity 202,638 237,182 Total liabilities and stockholders’ equity $ 298,152 $ 312,093

Q1 2021 LETTER TO SHAREHOLDERS 15 Shift Technologies, Inc. and Subsidiaries Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) Three Months Ended March 31, 2021 2020 Revenue: Ecommerce revenue – net $ 88,954 $ 21,916 Other revenue 4,019 683 Wholesale vehicle revenue 13,031 7,354 Total revenue 106,004 29,953 Cost of sales 98,638 26,610 Gross profit 7,366 3,343 Operating expenses: Selling, general and administrative expenses 50,234 13,446 Depreciation and amortization 1,101 982 Total operating expenses $ 51,335 $ 14,428 Loss from operations (43,969) (11,085) Change in fair value of financial instruments 2,153 — Interest and other expense, net (939) (1,246) Net loss and comprehensive loss attributable to common stockholders $ (42,755) $ (12,331) Net loss per share attributable to common stockholders, basic and diluted $ (0.55) $ (3.84) Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted 77,909,110 3,214,113

Q1 2021 LETTER TO SHAREHOLDERS 16 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Three Months Ended March 31, 2021 2020 CASH FLOWS FROM OPERATING ACTIVITIES Net loss $ (42,755) $ (12,331) Adjustments to reconcile net loss to net cash and restricted cash used in operating activities: Depreciation and amortization 1,173 982 Stock-based compensation expense 8,203 267 Change in fair value of financial instruments (2,153) - Contra-revenue associated with milestones 159 159 Amortization of debt discount - 1,092 Changes in operating assets and liabilities: Accounts receivable (12,782) (618) Inventory (25,167) (3,537) Prepaid expenses and other current assets (4,129) (534) Other noncurrent assets 296 130 Accounts payable 1,760 1,309 Accrued expenses and other current liabilities 3,005 2,160 Other noncurrent liabilities 915 (17) Net cash, cash equivalents, and restricted cash used in operating activities (71,475) (10,938) CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment (1,135) (168) Capitalized website and internal-use software costs (1,353) (1,103) Net cash, cash equivalents, and restricted cash used in investing activities (2,488) (1,271) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from flooring line of credit facility 57,096 8,103 Repayment of flooring line of credit facility (39,661) (10,380) Exchange of warrants for cash (497) - Proceeds from stock option exercises, including from early exercised options 200 59 Repurchase of shares related to early exercised options (1) - Net cash, cash equivalents, and restricted cash provided by (used in) financing activities 17,137 (2,218) Net decrease in cash, cash equivalents and restricted cash (56,826) (14,427) Cash, cash equivalents and restricted cash, beginning of year 235,541 44,576 Cash, cash equivalents and restricted cash, end of year $ 178,715 $ 30,149

Q1 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Key Operating Metrics

(unaudited)

	Three Months Ended March 31,			
	2021		2020	
Units:				
Ecommerce units		4,452		1,421
Wholesale units		1,527		706
Total units sold		5,979		2,127
Ecommerce ASP	$	19,981	$	15,423
Wholesale ASP	$	8,534	$	10,417
Gross Profit per Unit				
Ecommerce gross profit per unit	$	723	$	847
Other gross profit per unit		903		481
Wholesale gross profit per unit		29		1,024
Total gross profit per unit	$	1,655	$	2,352
Adjusted GPU[1]				
Ecommerce Adjusted GPU	$	723	$	847
Other Adjusted GPU		938		592
Wholesale Adjusted GPU		29		1,025
Total Adjusted GPU	$	1,690	$	2,464
Average monthly unique visitors		709,409		219,691
Average days to sale		47		70
Ecommerce vehicles available for sale		3,736		1,401
# of regional hubs		6		5

1. Adjusted Gross Profit,Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.

SHIFT

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Q1 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit to Adjusted Gross Profit

(unaudited)

	Three Months Ended March 31,			
	2021		2020	
Total gross profit:				
GAAP total gross profit	$	7,366	$	3,343
Warrant impact adjustment[1]		159		159
Adjusted total gross profit	$	7,525	$	3,502
Ecommerce gross profit:				
GAAP ecommerce gross profit	$	3,217	$	1,204
Warrant impact adjustment[1]		—		—
Adjusted ecommerce gross profit	$	3,217	$	1,204
Other gross profit:				
GAAP other gross profit	$	4,019	$	683
Warrant impact adjustment[1]		159		159
Adjusted other gross profit	$	4,178	$	842
Wholesale gross profit:				
GAAP wholesale gross profit	$	130	$	1,456
Warrant impact adjustment[1]		—		—
Adjusted wholesale gross profit	$	130	$	1,456

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT

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Q1 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit Per Unit to Adjusted Gross Profit Per Unit

(in thousands) (unaudited)

	Three Months Ended March 31,			
	2021		2020	
	$ per ecommerce unit			
Total gross profit per unit:				
GAAP total gross profit per unit	$	1,655	$	2,353
Warrant impact adjustment per unit[1]		35		111
Adjusted total gross profit per unit	$	1,690	$	2,464
Ecommerce gross profit per unit:				
GAAP ecommerce gross profit per unit	$	723	$	847
Warrant impact adjustment per unit [1]		—		—
Adjusted ecommerce gross profit per unit	$	723	$	847
Other gross profit per unit:				
GAAP other gross profit per unit	$	903	$	481
Warrant impact adjustment per unit [1]		35		111
Adjusted other gross profit per unit	$	938	$	592
Wholesale gross profit per unit:				
GAAP wholesale gross profit per unit	$	29	$	1,025
Warrant impact adjustment per unit [1]		—		—
Adjusted wholesale gross profit per unit	$	29	$	1,025

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT

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Q1 2021 LETTER TO SHAREHOLDERS 20 Shift Technologies, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited) 1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss Three Months Ended March 31, 2021 2020 ADJUSTED EBITDA RECONCILIATION Net Loss $ (42,755) $ (12,331) (+) Interest Expense, net 939 1,246 (+) Stock-based compensation 8,203 328 (+) Change in fair value of financial instruments (2,153) - (+) Depreciation & amortization 1,173 982 (+) Warrant Impact Adjustment - Contra-Revenue(1) 159 159 Adjusted EBITDA $ (34,434) $ (9,616) EBITDA Margin (%) (32.5)% (32.1)%

Q1 2021 LETTER TO SHAREHOLDERS Key Operating Metrics Ecommerce Units Sold We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction. Wholesale Units Sold We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meetings our retail standards. Ecommerce Average Sale Price We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market. Wholesale Average Sale Price We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers. Average Monthly Unique Visitors We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that 21 period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness. Average Days to Sale We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory. Ecommerce Vehicles Available for Sale We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations. Number of Regional Hubs We define a Hub as a physical location at which we store and recondition units bought and sold within a market. Because of our omni-channel fulfillment model with our on-demand delivery test drive offering, we are able to service super-regional areas covering approximately a 60-mile radius from a single Hub location. This is a key metric as each Hub expands our service area as our service area, reconditioning and storage capacity.

Q1 2021 LETTER TO SHAREHOLDERS 22 Explanation Of Non-GAAP Measures In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below. These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter. Adjusted Gross Profit Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non-cash adjustment, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale. Adjusted Gross Profit per Unit We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.

Q1 2021 LETTER TO SHAREHOLDERS 23 Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to acquisition and related items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons: ● Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. ● Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. ● Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include: ● Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period. ● Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements. ● Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations. ● Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments. ● Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense. ● Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Q1 2021 LETTER TO SHAREHOLDERS Cautionary Statement Regarding Forward Looking Statements This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) costs related to the business combination; (3) changes in applicable laws or regulations; (4) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (5) the operational and financial outlook of Shift; (6) the ability for Shift to execute its growth strategy; (7) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (8) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. 24

Q1 2021 LETTER TO SHAREHOLDERS CONTACT IR/MEDIA ir@shift.com /shiftcars /driveshift /company/shift-cars /driveshiftcars